Exhibit 99.1

    Contact:

    Dan Madden

    VP Finance & Investor Relations

    +1-408-428-7929

    dmadden@symmetricom.com

Symmetricom Reports First Quarter

Fiscal 2011 Financial Results

Year over Year Increases in both Revenue and Earnings

•	Net revenue of $54.4 million, up 4% from the prior year period

•	Non-GAAP income from continuing operations of $0.13 per share, as compared to $0.06 per share in fiscal Q1’10

•	Income from continuing operations of $0.07 per share, as compared to $0.01 per share for fiscal Q1’10

SAN JOSE, Calif. — October 26, 2010 — Symmetricom, Inc. (NASDAQ:SYMM), a world leader in precise time solutions, today reported financial results for its first quarter of fiscal 2011, ended September 26, 2010.

Net revenue for the first quarter of fiscal 2011 was $54.4 million, up $2.1 million or 4%, compared to the $52.3 million reported for the first quarter of fiscal 2010. Symmetricom reported income from continuing operations of $3.1 million, or $0.07 per share, for the first quarter of fiscal 2011, compared to $0.5 million, or $0.01 per share, in the first quarter of fiscal 2010. The income from continuing operations for the first quarter of fiscal 2011 included $2.9 million of restructuring charges, as compared to $1.3 million of restructuring charges for the first quarter of fiscal 2010.

In the first quarter of fiscal 2011, the Company continued its project to transfer its product fabrication processes from its Aguadilla, Puerto Rico facility to Sanmina-SCI facilities. In conjunction with these activities, the Company recorded approximately $3.7 million of restructuring charges for severance benefits, transition support services and additional depreciation.

Non-GAAP income from continuing operations in the first quarter of fiscal 2011 was $5.6 million, or $0.13 per share, an increase from the $2.6 million, or $0.06 per share, reported in the same period of the prior year.

Cash, cash equivalents and short-term investments totaled $72.8 million as of September 26, 2010, a decrease of $2.8 million from the $75.6 million reported as of June 27, 2010. This decrease included $2.0 million for the repurchase of approximately 397,000 shares of common stock and roughly $5 million of expenditures for buffer inventories and other manufacturing transfer support payments.

Symmetricom Reports First Quarter Fiscal Year 2011 Financial Results

October 26, 2010

“We are pleased with our first quarter financial results as well as progress on our key strategic initiatives,” said Dave Côté, president and chief executive officer of Symmetricom. “In our communications business, we made progress in next generation deployments as our new PTP PackeTime products continued to ramp. In our government business, we received more than $9 million in research contracts related to the development of next-generation atomic clock technology.

“We are also encouraged about activities in several new markets that we believe hold the potential for growth, including oil and gas exploration and the power utility market,” continued Côté. “We are actively engaged in product and market development in each of these markets.”

Business Results

Revenue in the Communications Business in the first quarter of fiscal 2011 was $33.1 million, compared to $32.4 million reported in the same period of the prior fiscal year. This revenue increase reflected continuing momentum within the portfolio of next-generation communications products.

Revenue in the Government Business in the first quarter of fiscal 2011 was $21.2 million, compared to $19.9 million reported in the same period of the prior fiscal year. The 7% year-over-year increase was due primarily to higher sales of instrument and enterprise products.

Second Quarter 2011 Guidance

Symmetricom’s guidance for the second quarter of fiscal 2011 is as follows:

•	Net revenue is expected to be in the range of $52 million to $57 million

•	GAAP earnings (loss) per share from continuing operations is expected to be in the range of $(0.05) to $0.04

•	Non-GAAP earnings per share from continuing operations is expected to be in the range of $0.07 to $0.12

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing +1-415-228-5002 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing +1-402-998-0923 and referencing the passcode 5220.

About Symmetricom, Inc.

Symmetricom, a world leader in precise time solutions, sets the world’s standard for time. The Company generates, distributes and applies precise time for the communications, aerospace/defense, IT infrastructure and metrology industries. Symmetricom’s customers, from communications service providers and network equipment manufacturers to governments and their suppliers worldwide, are able to build more reliable networks and systems by using the Company’s advanced timing technologies, atomic clocks, services and solutions. All products support today’s precise timing standards, including GPS-based timing, IEEE 1588 (PTP), Network Time Protocol (NTP), Synchronous Ethernet and DOCSIS(R) timing. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit: http://www.symmetricom.com.

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Symmetricom Reports First Quarter Fiscal Year 2011 Financial Results

October 26, 2010

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, amortization of acquired intangibles, restructuring charges, losses on repayment of convertible notes, non-cash interest expense charges that the Company does not consider indicative of its ongoing performance. The income tax effect after these non-GAAP adjustments was determined based upon Symmetricom’s estimate of its annual non-GAAP effective tax rate excluding these non-GAAP adjustments. Symmetricom believes that excluding such items provides investors, analysts and management with a representation of the Company’s core operating performance and with information useful in assessing, in conjunction with GAAP results, underlying trends in operating performance. Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free cash flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment. Symmetricom believes this metric provides useful information to its investors, analysts, and management about the level of cash generated by normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free cash flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning second quarter fiscal 2011 guidance, as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, reduced rates or changes in government spending patterns, customers’ ability and need to upgrade existing equipment, the Company’s ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 27, 2010 and subsequent Form 10-Q’s and 8-K’s.

SYMM-F

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Symmetricom Reports First Quarter Fiscal Year 2011 Financial Results

October 26, 2010

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 26, 2010	June 27, 2010	September 27, 2009
Net revenue	$54,379	$55,660	$52,268
Cost of sales:
Cost of products and services	26,606	28,101	29,537
Amortization of purchased technology	287	268	368
Restructuring charges	3,747	3,384	862

Total cost of sales	30,640	31,753	30,767

Gross profit	23,739	23,907	21,501
Gross margin	43.7%	43.0%	41.1%
Operating expenses:
Research and development	6,606	6,190	5,714
Selling, general and administrative	12,799	14,560	13,539
Amortization of intangible assets	62	62	95
Restructuring charges	(881)	2,657	476

Total operating expenses	18,586	23,469	19,824

Operating income	5,153	438	1,677
Loss on repayment of convertible notes, net	—	(7,026)	—
Interest income, net of amortization (accretion) of premium (discount) on investments	(108)	278	461
Interest expense	(55)	(792)	(1,274)

Income (loss) from continuing operations before taxes	4,990	(7,102)	864
Income tax provision (benefit)	1,896	(3,521)	315

Income (loss) from continuing operations	3,094	(3,581)	549
Income (loss) from discontinued operations, net of tax	127	(58)	(375)

Net income (loss)	$3,221	$(3,639)	$174

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$0.07	$(0.08)	$0.01
Income (loss) from discontinued operations	—	—	(0.01)

Net income (loss)	$0.07	$(0.08)	$—

Weighted average shares outstanding - basic	43,430	43,593	43,177

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$0.07	$(0.08)	$0.01
Income (loss) from discontinued operations	—	—	(0.01)

Net income (loss)	$0.07	$(0.08)	$—

Weighted average shares outstanding - diluted	43,772	43,593	43,815

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Symmetricom Reports First Quarter Fiscal Year 2011 Financial Results

October 26, 2010

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 26, 2010	June 27, 2010
ASSETS
Current assets:
Cash and cash equivalents	$21,972	$21,794
Short-term investments	50,791	53,825
Accounts receivable, net	41,425	40,075
Inventories	42,946	37,229
Prepaids and other current assets	15,594	15,108

Total current assets	172,728	168,031
Property, plant and equipment, net	22,787	23,077
Intangible assets, net	3,396	3,745
Deferred taxes and other assets	34,394	36,534

Total assets	$233,305	$231,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,763	$6,768
Accrued compensation	16,613	18,731
Accrued warranty	2,339	2,900
Other accrued liabilities	11,594	10,506

Total current liabilities	40,309	38,905
Long-term obligations	7,276	8,296
Deferred income taxes	334	334

Total liabilities	47,919	47,535
Stockholders’ equity:
Common stock	200,394	202,450
Accumulated other comprehensive income (loss)	13	(356)
Accumulated deficit	(15,021)	(18,242)

Total stockholders’ equity	185,386	183,852

Total liabilities and stockholders’ equity	$233,305	$231,387

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Symmetricom Reports First Quarter Fiscal Year 2011 Financial Results

October 26, 2010

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 26, 2010	June 27, 2010	September 27, 2009
Reconciliation from GAAP to Non-GAAP
GAAP Income (loss) from continuing operations	$3,094	$(3,581)	$549

Non-GAAP adjustments:
Equity-based compensation expense:
Cost of products and services	23	161	210
Research and development	138	136	200
Selling, general and administrative	291	803	194

Total equity-based compensation expense	452	1,100	604

Amortization of intangible assets:
Cost of products and services	287	268	368
Operating expenses	62	62	95

Total amortization of intangible assets	349	330	463

Restructuring charges	2,866	6,041	1,338
Non-cash interest expense on convertible notes	—	500	768
Loss on repayment of convertible notes, net	—	7,026	—
Income tax effect of Non-GAAP adjustments	(1,177)	(6,125)	(1,117)

Non-GAAP income from continuing operations	$5,584	$5,291	$2,605

Earnings (loss) per share - diluted:
GAAP income (loss) from continuing operations	$0.07	$(0.08)	$0.01
Non-GAAP income from continuing operations	$0.13	$0.12	$0.06

Weighted average shares outstanding - diluted	43,772	44,092	43,815

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Symmetricom Reports First Quarter Fiscal Year 2011 Financial Results

October 26, 2010

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

			Three months ended
			September 26, 2010	June 27, 2010	September 27, 2009
GAAP Revenue			$54,379	$55,660	$52,268

Reconciliation from GAAP to Non-GAAP Gross Profit from continuing operations:
GAAP Gross profit	(A	)	$23,739	$23,907	$21,501
GAAP Gross margin			43.7%	43.0%	41.1%

Non-GAAP adjustments:
Equity-based compensation expense			23	161	210
Amortization of intangible assets			287	268	368
Restructuring charges			3,747	3,384	862

Non-GAAP Gross profit	(B	)	$27,796	$27,720	$22,941

Non-GAAP Gross margin			51.1%	49.8%	43.9%

Reconciliation from GAAP to Non-GAAP Operating
Expense from continuing operations:
GAAP Operating expenses	(C	)	$18,586	$23,469	$19,824
Operating expense % to revenue			34.2%	42.2%	37.9%

Non-GAAP adjustments:
Equity-based compensation expense			(429)	(939)	(394)
Amortization of intangible assets			(62)	(62)	(95)
Restructuring charges			881	(2,657)	(476)

Non-GAAP operating expenses	(D	)	$18,976	$19,811	$18,859

Non-GAAP operating expenses % to revenue			34.9%	35.6%	36.1%

Reconciliation from GAAP to Non-GAAP Operating
Income from continuing operations:
GAAP Operating income	(A	) - (C)	$5,153	$438	$1,677

Operating income % to revenue			9.5%	0.8%	3.2%

Non-GAAP Operating income	(B	) - (D)	$8,820	$7,909	$4,082

Operating income % to revenue			16.2%	14.2%	7.8%

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Symmetricom Reports First Quarter Fiscal Year 2011 Financial Results

October 26, 2010

SYMMETRICOM, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR GAAP REVENUE AND EPS

TO NON-GAAP GUIDANCE FOR REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending December 26, 2010
	Revenue		Earnings Per Share
	From	To	From	To

GAAP Guidance	$52,000	$57,000	$(0.05)	$0.04

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.03	0.02
Amortization of intangible assets			0.01	0.01
Restructuring charges			0.14	0.09
Income tax effect of non-GAAP adjustments			(0.06)	(0.04)

Total Non-GAAP Adjustments			0.12	0.08

Non-GAAP Guidance	$52,000	$57,000	$0.07	$0.12

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